UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

AMERICAN FARMLAND COMPANY

(exact name of registrant as specified in charter)

Maryland	001-37592	27-1088083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 484-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an agreement (the “Agreement”) that became effective on August 23, 2016, the Compensation Committee of the Board of Directors of the Company announced that in recognition of the Chairman of the Board’s previous and ongoing service to the Company, the Company shall pay an amount equal to $1 million within five days following the close of a transaction (as hereinafter defined). The Agreement contains non-competition restrictive covenants whereby the Chairman agreed not to serve as a director in a similar role during the period in which he serves as a director of the Company and for a period of 24 months following his last day as a director of the Company, unless authorized by the Company.

For purposes of the Agreement, "Transaction" means:  (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of  more than 50% of either (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; or (b) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries; or (c) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The foregoing description of the Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

Dividend Declaration

On August 23, 2016, the Board of Directors of American Farmland Company (the "Company") approved and declared a quarterly cash dividend of $0.0625 per share of the common stock of the Company and a quarterly cash distribution of $0.0625 per unit on the operating partnership units of American Farmland Company L.P. (the “Operating Partnership”) for the third quarter of 2016.  The dividend will be paid on September 30, 2016 to stockholders of record of the Company at the close of business on September 22, 2016.  Similarly, the distribution will be paid on September 30, 2016 to unitholders of record of the Operating Partnership at the close of business on September 22, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Agreement by and between D. Dixon Boardman and American Farmland Company, dated as of August 10, 2016 and effective as of August 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FARMLAND COMPANY.
(Registrant)

Date: August 26, 2016	By:	/s/ Thomas S.T. Gimbel
Thomas S.T. Gimbel
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement by and between D. Dixon Boardman and American Farmland Company, dated as of August 10, 2016 and effective as of August 23, 2016